Exhibit 99.3

authID.ai Closes $22.5 Million Financing Round

Financing expected to meet projected working capital requirements through 2023

LONG BEACH, NY – March 21, 2022 — Ipsidy Inc. dba authID.ai (Nasdaq: AUID), a leading provider of secure, mobile, biometric identity authentication, announced today that it has closed on total financing of approximately $22,500,000 before fees, commissions and expenses. The financing raised:

●	approximately $9,200,000 through the issuance of senior secured convertible promissory notes (the “Notes”) to certain accredited investors (collectively, the “Buyers”), most of whom have previously invested in authID.ai, including several members of the authID.ai Board and management team. The Notes are convertible into common shares of authID.ai at the option of the Buyers at any time, at a conversion price of $3.70;

●	approximately $3,000,000 through the sale of shares of common stock to a new investor at a price of $3.03 per share as well as approximately $300,000 of shares of common stock sold to certain members of the authID.ai management team at a price of $3.70 per share (the “Other Shares”); and

●	$10,000,000 in borrowing capacity under an unsecured standby line of credit facility (the “Credit Facility”) with an existing major investor.

With these additional finances in place, based on the budget recently approved by the Board of Directors, Management believes the Company will have positive cash flow on a current basis entering 2024.

“I am pleased that we completed this financing round of $22.5 million that will support our projected working capital needs through 2023,” said Tom Thimot, CEO of authID.ai. “I want to thank our new and existing investors for this financing, which represents a vote of confidence for our future, and provides us the resources to continue offering innovative technology that helps build a safer digital landscape for all,” concluded Thimot.

Additional details of the financing round can be found in authID.ai’s Form 8-K filed today.

The Notes, the Other Shares, the common stock underlying the Notes and the other shares issued and issuable in connection with the financing round have not been registered under the Securities Act of 1933 or any state securities laws and, until so registered, may not be offered or sold in the United States or any state absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or other jurisdiction.

About authID.ai:

Ipsidy Inc. dba authID.ai (Nasdaq: AUID), provides secure, mobile, biometric identity verification software products through an easy-to-integrate Identity as a Service (IDaaS) platform. authID.ai’s suite of self-service biometric identity proofing and authentication solutions frictionlessly eliminate passwords through a consent-based facial matching system. Our vision is to enable every organization to “Recognise Your CustomerTM” instantly, without friction or loss of privacy. Powered by sophisticated biometric and artificial intelligence technologies, authID.ai aims to strengthen security and trust between businesses and their customers. For more information, go to www.authid.ai

Forward-Looking Statements

Information contained in this announcement may include “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the future cash position and cash flow of the Company, financial position, business strategy, plans and objectives of management for future operations of both Ipsidy Inc. dba authID.ai and its business partners, future service launches with customers, the outcome of pilots and new initiatives and customer pipeline are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding authID.ai’s present and future business strategies, and the environment in which authID.ai expects to operate in the future, which assumptions may or may not be fulfilled in practice. Implementation of some or all of the new services referred to is subject to regulatory or other third party approvals. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by customers, consumers and others may take longer than anticipated, or may not occur at all; changes in laws, regulations and practices; changes in domestic and international economic and political conditions; the as yet uncertain impact of the war in Ukraine; the Covid-19 pandemic; and others. Additional risks may arise with respect to commencing operations in new countries and regions, of which AuthID.ai is not fully aware at this time. See authID.ai’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2020 filed at www.sec.gov and other documents filed with the SEC for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this announcement and cannot be relied upon as a guide to future performance. authID.ai expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this announcement to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Investor Relations Contacts:

Grace DeFries
authID.ai SVP, Marketing Communications & Investor Relations
investor-relations@authID.ai

Ina McGuinness
The Bliss Group
(805) 427-1372